Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of FirstSun Capital Bancorp on Form S-8 (No. 333-258176, No. 333-261809 and No. 333-292064) and on Form S-3 (No. 333-277804, No. 333-275054 and No. 333-275055) of our report dated March 16, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of First Foundation Inc. appearing in this Current Report on Form 8-K/A (Amendment No. 1) of FirstSun Capital Bancorp.
/s/ Crowe LLP
Dallas, Texas
May 22, 2026